CONTACT:                                                                                                  FOR IMMEDIATE RELEASE
John K. Schmidt                                                                                                April 26, 2010
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS FIRST QUARTER 2010 EARNINGS

First Quarter 2010 Highlights

▪	Net income of $5.3 million for the quarter
▪	Net interest margin of 4.14% for the quarter
▪	Net interest income increased $3.6 million or 12% over the first quarter of 2009
▪	Nonperforming assets decreased during the quarter to $107.1 million
▪	Allowance for loan and lease losses increased to 1.96% of total loans and leases
▪	Total loans increased $38.1 million or 2% since year-end 2009
▪	Noninterest income decreased during the quarter as residential mortgage loan refinance activity slowed

	Quarter Ended March 31,
	2010	2009
Net income (in millions)	$5.3	$6.1
Net income available to common stockholders (in millions)	4.0	4.8
Diluted earnings per common share	0.24	0.29

Return on average assets	0.41%	0.53%
Return on average common equity	6.83	8.26
Net interest margin	4.14	3.94

“Heartland’s first quarter earnings were driven by excellent net interest margin of 4.14 percent and stabilization in the level of nonperforming loans. This was our best quarter of the last four, and what we hope will be the beginning of an improving trend.”
      - Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

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Dubuque, Iowa, April 26, 2010—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $5.3 million for the quarter ended March 31, 2010, compared to net income of $6.1 million for the first quarter of 2009.  Net income available to common stockholders was $4.0 million, or $0.24 per diluted common share, for the quarter ended March 31, 2010, compared to $4.8 million, or $0.29 per diluted common share, for the first quarter of 2009. Return on average common equity was 6.83 percent and return on average assets was 0.41 percent for the first quarter of 2010, compared to 8.26 percent and 0.53 percent, respectively, for the same quarter in 2009.

Although earnings for the first quarter of 2010 continued to be negatively affected by a larger loan loss provision than in the first quarter of 2009, the provision for loan losses declined from the fourth quarter of 2009 and profitability for the first quarter of 2010 increased over the previous three quarters. Decreases in the income associated with residential mortgage loan activity and gains on the sales of securities during the first quarter of 2010 compared to the first quarter of 2009 were mitigated by growth in net interest income.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer said, “Heartland’s first quarter earnings were driven by excellent net interest margin of 4.14 percent and stabilization in the level of nonperforming loans. This was our best quarter of the last four, and what we hope will be the beginning of an improving trend.”

Net Interest Margin Improves; Net Interest Income Grows

Net interest margin, expressed as a percentage of average earning assets, was 4.14 percent during the first quarter of 2010 compared to 3.94 percent for the first quarter of 2009 and 4.04 percent for the fourth quarter of 2009. Management is committed to maintaining margin near the 4.00 percent level and will not compete for loans or deposits strictly for the sake of growth.

Fuller said, “Net interest margin showed exceptional improvement, increasing to 4.14 percent, twenty basis points ahead of one year ago. It is truly remarkable that we have been able to manage our margin above the 4 percent level for three consecutive quarters while reducing risk on our balance sheet at the same time.  We continue to focus on disciplined pricing on both sides of the balance sheet.”

Net interest income on a tax-equivalent basis totaled $35.8 million during the first quarter of 2010, an increase of $3.7 million or 12 percent from the $32.1 million recorded during the first quarter of 2009.  This increase occurred as Heartland’s interest bearing liabilities repriced downward more quickly than its interest earning assets. Also contributing to this increase was a continued change in the composition of interest bearing liabilities as the percentage of average time deposits, which are typically the highest cost deposits, decreased from 44 percent of total average deposits during the first quarter of 2009 to 33 percent during the first quarter of 2010.

On a tax-equivalent basis, interest income in the first quarter of 2010 was consistent with the interest income earned in the first quarter of 2009 at $50.8 million. The $200.5 million or 6 percent growth in average earning assets during the first quarter of 2010 compared to the same quarter in 2009 was equally offset by the impact of a decrease in the average interest rate earned on these assets. The composition of average earning assets continued to change as the percentage of loans, which are typically the highest yielding asset, to total average earning assets was 67 percent during the first quarter of 2010 compared to 72 percent during the first quarter of 2009. Nearly half of Heartland’s commercial and agricultural loan portfolios consist of floating rate loans that reprice immediately upon a change in the national prime interest rate, thus changes in the national prime rate impact interest income more quickly than if there were more fixed rate loans. The national prime interest rate was 3.25 percent during both three month periods. A large portion of Heartland’s floating rate loans that reprice immediately with a change in national prime have interest rate floors that are currently in effect. Additionally, Heartland has one $50.0 million derivative transaction on the loan portfolio that is at its floor interest rate and will expire on September 21, 2010.

Interest expense for the first quarter of 2010 was $15.0 million, a decrease of $3.7 million or 20 percent from $18.7 million in the first quarter of 2009, and a decrease of $1.4 million or 9 percent from $16.4 million in the fourth quarter of 2009. Interest rates paid on Heartland’s deposits and borrowings were significantly lower during the first quarter of 2010 compared to the first and fourth quarters of 2009 and we anticipate further improvements in interest expense during the second quarter of 2010. Despite an increase in average interest bearing liabilities of $244.4 million or 8 percent for the quarter ended March 31, 2010, as compared to the same quarter in 2009, the average interest rates paid on Heartland’s deposits and borrowings declined 68 basis points from 2.60 percent in 2009 to 1.92 percent in 2010. Approximately 31 percent of Heartland’s certificate of deposit accounts will mature within the next six months at a weighted average rate of 1.71 percent.

Noninterest Income Decreases; Noninterest Expense Grows Modestly

Noninterest income was $10.6 million during the first quarter of 2010 compared to $12.8 million during the first quarter of 2009, a decrease of $2.2 million or 17 percent, primarily due to decreases in loan servicing income, securities gains and gains on sale of loans. A portion of the decreases in these noninterest income categories was offset by a $317,000 or 11 percent increase in service charges and fees and a $484,000 or 29 percent increase in trust fees. Loan servicing income decreased $1.4 million or 49 percent. Included in loan servicing income is mortgage servicing rights income, which was $694,000 during the first quarter of 2010 compared to $3.1 million during the first quarter of 2009, and amortization of mortgage servicing rights, which was $603,000 during the first quarter of 2010 compared to $1.4 million during the first quarter of 2009. These components of loan servicing income decreased during the first quarter of 2010 as the volume of mortgage loans originated and sold into the secondary market returned to more normal levels. Also included in loan servicing income are the fees collected for the servicing of mortgage loans for others, which was $722,000 during the first quarter of 2010 compared to $466,000 during the first quarter of 2009. The portfolio of mortgage loans serviced for others by Heartland totaled $1.18 billion at March 31, 2010, compared to $868.6 million at March 31, 2009. Securities gains totaled $1.5 million during the first quarter of 2010 compared to $3.0 million during the first quarter of 2009. There was a higher volume of securities sales during the first quarter of 2009 as securities designed to outperform in a declining rate environment were sold and replaced with securities that are expected to outperform as rates rise. Gains on sale of loans totaled $798,000 during the first quarter of 2010 compared to $1.8 million during the first quarter of 2009. As long-term mortgage loan rates fell below 5.00 percent during the first quarter of 2009, refinancing activity significantly increased on 15- and 30-year, fixed-rate mortgage loans which Heartland normally elects to sell into the secondary market and retain the servicing.

Fuller stated, “Consistent with our industry, noninterest income decreased from last year’s quarter due to lower mortgage banking revenue and reduced securities gains. We see opportunity in residential mortgage lending and are channeling resources to build this line of business at all of our banks.”

For the first quarter of 2010, noninterest expense totaled $28.9 million, an increase of $615,000 or 2 percent from the $28.3 million recorded during the same quarter in 2009. The largest component of noninterest expense, salaries and employee benefits, decreased $1.0 million or 6 percent during the first quarter of 2010 compared to the first quarter of 2009. Total full-time equivalent employees were 1,015 at March 31, 2010, compared to 1,049 at March 31, 2009. The noninterest expense category to experience a significant increase during the quarters under comparison was net loss on repossessed assets, which totaled $2.1 million during the first quarter of 2010 compared to $620,000 during the first quarter of 2009. A majority of the increased loss in the first quarter of 2010 resulted from valuation adjustments due to continued reductions in real estate values, particularly in our Phoenix, Arizona and Bozeman, Montana markets.

Heartland’s effective tax rate was 28.87 percent for the first quarter of 2010 compared to 31.72 percent for the first quarter of 2009. Heartland’s effective tax rate is affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 28.37 percent during the first quarter of 2010 compared to 21.70 percent during the first quarter of 2009. The tax-equivalent adjustment for this tax-exempt interest income was $1.1 million during the first quarter of 2010 compared to $1.0 million during the first quarter of 2009.

Loan Demand Picks Up in the Midwest; Deposit Growth Continues

At March 31, 2010, total assets had experienced a slight decrease of $14.7 million or 1 percent annualized since year-end 2009. Securities represented 31 percent of total assets at March 31, 2010, compared to 29 percent of total assets at December 31, 2009.

Total loans and leases, exclusive of those covered by the FDIC loss share agreements, were $2.37 billion at March 31, 2010, compared to $2.33 billion at year-end 2009, an increase of $38.1 million or 7 percent annualized. The loan category experiencing the majority of this growth was commercial and commercial real estate loans, which totaled $1.71 billion at March 31, 2010, an increase of $40.6 million or 10 percent annualized since year-end 2009. This growth occurred at Dubuque Bank and Trust Company and Wisconsin Community Bank.

Total deposits were $3.04 billion at March 31, 2010, compared to $3.05 billion at year-end 2009, a decrease of $13.0 million or 2 percent annualized. The Heartland banks experiencing an increase in deposits during the first quarter of 2010 were New Mexico Bank & Trust with an increase of $18.6 million, Arizona Bank & Trust with an increase of $28.0 million and Minnesota Bank & Trust with an increase of $5.3 million. Dubuque Bank and Trust experienced a $57.6 million decrease in total deposits as one large depositor shifted a large portion of its deposits into retail repurchase agreements with the bank. We continued to improve the composition of our deposits in the first quarter of 2010, as demand deposits increased $29.2 million or 25 percent annualized since year-end 2009 and savings deposit balances increased $17.5 million or 5 percent annualized since year-end 2009. Conversely, time deposits, exclusive of brokered deposits, experienced a decrease of $55.2 million or 22 percent annualized since year-end 2009. At March 31, 2010, brokered time deposits totaled $37.3 million or 1 percent of total deposits compared to $41.8 million or 1 percent of total deposits at year-end 2009.

“Heartland continues to attract deposits at a significant rate, growing by nearly 9 percent since last March,” Fuller added. “We have maintained our focus on attracting non-maturity deposits and are pleased to see annual increases of 19 percent in demand deposits and 33 percent in savings deposits over the first quarter of last year. Simultaneously, we’ve seen brokered deposits and certificate accounts decrease by 16 percent and 18 percent, respectively.”

Nonperforming Assets Decrease; Allowance for Loan Losses Increase

The allowance for loan and lease losses at March 31, 2010, was 1.96 percent of loans and leases and 59.21 percent of nonperforming loans compared to 1.80 percent of loans and leases and 53.56 percent of nonperforming loans at December 31, 2009, and 1.58 percent of loans and leases and 55.52 percent of nonperforming loans at March 31, 2009. The first quarter of 2010 provision for loan losses was $8.9 million compared to $10.8 million for the fourth quarter of 2009 and $6.7 million for the first quarter of 2009. Additions to the allowance for loan and lease losses during the first quarter of 2010 were driven by a variety of factors including the continuation of depressed economic conditions, downgrades in internal risk ratings and reductions in appraised values, primarily in Heartland’s Western markets of Arizona and Montana.

Nonperforming loans, exclusive of those covered under the loss sharing agreements, were $78.3 million or 3.30 percent of total loans and leases at March 31, 2010, compared to $78.1 million or 3.35 percent of total loans and leases at December 31, 2009, and $67.1 million or 2.85 percent of total loans and leases at March 31, 2009. Approximately 62 percent, or $48.3 million, of Heartland’s nonperforming loans are to 19 borrowers, with $17.4 million originated by Rocky Mountain Bank, $13.2 million originated by Summit Bank & Trust, $7.5 million originated by Wisconsin Community Bank, $5.7 million originated by Arizona Bank & Trust, $2.8 million originated by New Mexico Bank & Trust and $1.6 million originated by Dubuque Bank and Trust. The portion of Heartland’s nonperforming loans covered by government guarantees was $5.8 million at March 31, 2010.

Other real estate owned, exclusive of assets covered under the loss sharing agreements, was $28.3 million at March 31, 2010, compared to $30.2 million at December 31, 2009, and $29.3 million at March 31, 2009. Liquidation strategies have been identified for all the assets held in other real estate owned. Management plans to market these properties through an orderly liquidation process instead of a quick liquidation process that would likely result in discounts greater than the projected carrying costs.

Net charge-offs during the first quarter of 2010 were $4.4 million compared to $5.0 million during the first quarter of 2009. A large portion of the net charge-offs was related to commercial real estate development loans and residential lot loans.

“We are encouraged that the level of nonperforming assets has decreased from the previous two quarters. We are continuing to actively work with stressed borrowers to find solutions to their debt problems and are diligently marketing our repossessed real estate. Unfortunately, there are no assurances that continued economic stress won’t result in further deterioration.  We are cautiously optimistic, however, that the worst is behind us,” Fuller said.

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial   877-941-8632 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available until July 25, 2010, by dialing 800-406-7325, pass code 4283848, or by logging onto www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.0 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended March 31,
	2010	2009
Interest Income
Interest and fees on loans and leases	$37,328	$39,483
Interest on securities and other:
Taxable	9,455	8,421
Nontaxable	2,849	1,883
Interest on federal funds sold	-	1
Interest on deposits in other financial institutions	5	1
Total Interest Income	49,637	49,789
Interest Expense
Interest on deposits	10,760	14,122
Interest on short-term borrowings	234	212
Interest on other borrowings	3,959	4,378
Total Interest Expense	14,953	18,712
Net Interest Income	34,684	31,077
Provision for loan and lease losses	8,894	6,665
Net Interest Income After Provision for Loan and Lease Losses	25,790	24,412
Noninterest Income
Service charges and fees	3,204	2,887
Loan servicing income	1,427	2,786
Trust fees	2,181	1,697
Brokerage and insurance commissions	712	881
Securities gains, net	1,456	2,965
Gain (loss) on trading account securities	48	(286)
Gains on sale of loans	798	1,808
Income on bank owned life insurance	314	130
Other noninterest income	453	(106)
Total Noninterest Income	10,593	12,762
Noninterest Expense
Salaries and employee benefits	15,423	16,433
Occupancy	2,294	2,375
Furniture and equipment	1,447	1,647
Professional fees	2,211	2,170
FDIC insurance assessments	1,420	1,047
Advertising	814	583
Intangible assets amortization	151	235
Net loss on repossessed assets	2,064	620
Other noninterest expenses	3,077	3,176
Total Noninterest Expense	28,901	28,286
Income Before Income Taxes	7,482	8,888
Income taxes	2,160	2,819
Net Income	5,322	6,069
Net income attributable to noncontrolling interest, net of tax	25	59
Net Income Attributable to Heartland	5,347	6,128
Preferred dividends and discount	(1,336)	(1,336)
Net Income Available to Common Stockholders	$4,011	$4,792

Earnings per common share-diluted	$0.24	$0.29
Weighted average shares outstanding-diluted	16,435,844	16,296,839

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Interest Income
Interest and fees on loans and leases	$37,328	$38,191	$38,790	$38,423	$39,483
Interest on securities and other:
Taxable	9,455	10,513	10,809	10,039	8,421
Nontaxable	2,849	2,456	2,231	2,025	1,883
Interest on federal funds sold	-	1	-	-	1
Interest on deposits in other financial institutions	5	9	17	-	1
Total Interest Income	49,637	51,170	51,847	50,487	49,789
Interest Expense
Interest on deposits	10,760	12,000	13,046	13,576	14,122
Interest on short-term borrowings	234	194	154	173	212
Interest on other borrowings	3,959	4,250	4,065	4,360	4,378
Total Interest Expense	14,953	16,444	17,265	18,109	18,712
Net Interest Income	34,684	34,726	34,582	32,378	31,077
Provision for loan and lease losses	8,894	10,775	11,896	10,041	6,665
Net Interest Income After Provision for Loan and Lease Losses	25,790	23,951	22,686	22,337	24,412
Noninterest Income
Service charges and fees	3,204	3,257	3,288	3,109	2,887
Loan servicing income	1,427	1,813	1,756	3,311	2,786
Trust fees	2,181	2,156	1,949	1,971	1,697
Brokerage and insurance commissions	712	697	824	715	881
Securities gains, net	1,456	2,186	1,291	2,206	2,965
Gain (loss) on trading account securities	48	(61)	210	348	(286)
Impairment loss on securities	-	(40)	-	-	-
Gains on sale of loans	798	1,168	877	2,231	1,808
Income on bank owned life insurance	314	362	297	213	130
Gain on acquisition	-	298	998	-	-
Other noninterest income	453	1,534	418	560	(106)
Total Noninterest Income	10,593	13,370	11,908	14,664	12,762
Noninterest Expense
Salaries and employee benefits	15,423	14,419	14,661	14,952	16,433
Occupancy	2,294	2,220	2,221	2,176	2,375
Furniture and equipment	1,447	1,638	1,594	1,695	1,647
Professional fees	2,211	2,100	2,706	2,151	2,170
FDIC insurance assessments	1,420	1,320	1,393	2,818	1,047
Advertising	814	1,065	740	949	583
Goodwill impairment charge	-	12,659	-	-	-
Intangible assets amortization	151	198	199	234	235
Net loss on repossessed assets	2,064	4,015	3,680	2,532	620
Other noninterest expenses	3,077	3,800	3,129	2,970	3,176
Total Noninterest Expense	28,901	43,434	30,323	30,477	28,286
Income (Loss) Before Income Taxes	7,482	(6,113)	4,271	6,524	8,888
Income taxes	2,160	1,762	803	1,812	2,819
Net Income (Loss)	5,322	(7,875)	3,468	4,712	6,069
Net income available to noncontrolling interest, net of tax	25	41	44	44	59
Net Income (Loss) Attributable to Heartland	5,347	(7,834)	3,512	4,756	6,128
Preferred dividends and discount	(1,336)	(1,336)	(1,336)	(1,336)	(1,336)
Net Income (Loss) Available to Common Stockholders	$4,011	$(9,170)	$2,176	$3,420	$4,792

Earnings (loss) per common share-diluted	$0.24	$(0.56)	$0.13	$0.21	$0.29
Weighted average shares outstanding-diluted	16,435,844	16,345,095	16,340,092	16,323,724	16,296,839

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Assets
Cash and cash equivalents	$78,010	$182,410	$82,508	$39,961	$87,261
Securities	1,234,339	1,175,217	1,105,744	1,061,211	1,006,172
Loans held for sale	16,002	17,310	19,923	24,339	18,263
Loans and leases:
Held to maturity	2,369,233	2,331,142	2,367,871	2,375,027	2,356,391
Loans covered by loss share agreements	27,968	31,860	36,175	-	-
Allowance for loan and lease losses	(46,350)	(41,848)	(42,260)	(37,234)	(37,277)
Loans and leases, net	2,350,851	2,321,154	2,361,786	2,337,793	2,319,114
Premises, furniture and equipment, net	121,033	118,835	117,140	117,914	119,569
Goodwill	27,548	27,548	40,207	40,207	40,207
Other intangible assets, net	12,320	12,380	12,101	11,591	9,606
Cash surrender value on life insurance	61,525	55,516	55,141	54,817	54,581
Other real estate, net	28,652	30,568	33,342	29,311	29,317
FDIC indemnification asset	2,357	5,532	4,393	-	-
Other assets	65,604	66,521	47,328	49,587	46,010
Total Assets	$3,998,241	$4,012,991	$3,879,613	$3,766,731	$3,730,100

Liabilities and Equity
Liabilities
Deposits:
Demand	$489,807	$460,645	$451,645	$436,985	$409,921
Savings	1,571,881	1,554,358	1,386,059	1,259,861	1,185,756
Brokered time deposits	37,285	41,791	43,473	45,322	44,631
Other time deposits	938,438	993,595	1,063,237	1,085,335	1,148,413
Total deposits	3,037,411	3,050,389	2,944,414	2,827,503	2,788,721
Short-term borrowings	190,732	162,349	111,346	132,301	117,766
Other borrowings	426,039	451,429	457,444	457,508	477,640
Accrued expenses and other liabilities	28,226	33,767	38,044	31,459	30,496
Total Liabilities	3,682,408	3,697,934	3,551,248	3,448,771	3,414,623

Equity
Preferred equity	77,539	77,224	76,909	76,594	76,279
Common equity	235,543	235,057	248,583	238,449	236,237
Total Heartland Stockholders’ Equity	313,082	312,281	325,492	315,043	312,516
Noncontrolling interest	2,751	2,776	2,873	2,917	2,961
Total Equity	315,833	315,057	328,365	317,960	315,477
Total Liabilities and Equity	$3,998,241	$4,012,991	$3,879,613	$3,766,731	$3,730,100

Common Share Data
Book value per common share	$14.40	$14.38	$15.23	$14.62	$14.50
FAS 115 effect on book value per common share	$0.28	$0.38	$0.62	$(0.02)	$0.10
Common shares outstanding, net of treasury stock	16,357,874	16,346,362	16,321,953	16,310,825	16,294,828

Tangible Capital Ratio(1)	5.17%	5.14%	5.35%	5.24%	5.23%

(1) Total common stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Average Balances
Assets	$3,984,794	$3,975,107	$3,853,658	$3,763,003	$3,659,204
Loans and leases, net of unearned	2,384,490	2,410,459	2,430,161	2,384,568	2,423,605
Deposits	3,024,827	3,013,644	2,912,325	2,790,322	2,674,320
Earning assets	3,510,015	3,525,624	3,496,607	3,420,233	3,309,556
Interest bearing liabilities	3,163,161	3,127,792	3,041,502	2,984,903	2,918,763
Common stockholders’ equity	238,028	246,505	243,542	238,878	235,200
Total stockholders’ equity	318,027	326,254	323,040	318,077	313,968
Tangible common stockholders’ equity	207,695	203,573	200,370	195,483	191,577

Earnings Performance Ratios
Annualized return on average assets	0.41%	(0.92)%	0.22%	0.36%	0.53%
Annualized return on average common equity	6.83	(14.76)	3.54	5.74	8.26
Annualized return on average common tangible equity	7.83	(17.87)	4.31	7.02	10.14
Annualized net interest margin(1)	4.14	4.04	4.06	3.92	3.94
Efficiency ratio(2)	64.27	92.19	65.55	66.40	67.48

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For	As of and For
	the Qtr. Ended	the Qtr. Ended	the Qtr. Ended	the Qtr. Ended	the Qtr. Ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$1,710,669	$1,670,108	$1,694,589	$1,701,933	$1,673,882
Residential mortgage	175,065	175,059	184,292	187,016	190,179
Agricultural and agricultural real estate	258,239	256,780	257,738	255,340	259,320
Consumer	228,311	231,709	233,259	231,986	232,507
Direct financing leases, net	1,951	2,326	2,882	3,615	4,989
Unearned discount and deferred loan fees	(5,002)	(4,840)	(4,889)	(4,863)	(4,486)
Total loans and leases held to maturity	$2,369,233	$2,331,142	$2,367,871	$2,375,027	$2,356,391
Loans covered under loss share agreements:
Commercial and commercial real estate	$13,241	$15,068	$17,109	$-	$-
Residential mortgage	8,064	8,984	10,201	-	-
Agricultural and agricultural real estate	2,806	3,626	4,117	-	-
Consumer	3,857	4,182	4,748	-	-
Total loans and leases covered underloss share agreements	$27,968	$31,860	$36,175	$-	$-

Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$78,239	$78,118	$78,940	$71,116	$67,140
Loans and leases past due ninety days or more as to interest or principal payments	47	17	5,063	54	-
Other real estate owned	28,290	30,205	32,643	29,311	29,317
Other repossessed assets	528	501	565	1,477	1,501
Total nonperforming assets not covered under loss share agreements	$107,104	$108,841	$117,211	$101,958	$97,958

Covered under loss share agreements:
Nonaccrual loans	$4,621	$4,170	$4,102	$-	$-
Loans and leases past due ninety days or more as to interest or principal payments	-	-	-	-	-
Other real estate owned	362	363	599	-	-
Other repossessed assets	-	-	-	-	-
Total nonperforming assets covered under loss share agreements	$4,983	$4,533	$4,701	$-	$-

Allowance for Loan and Lease Losses
Balance, beginning of period	$41,848	$42,260	$37,234	$37,277	$35,651
Provision for loan and lease losses	8,894	10,775	11,896	10,041	6,665
Charge offs on loans not covered by loss share agreements	(4,505)	(10,115)	(7,465)	(10,406)	(5,635)
Charge offs on loans covered by loss share agreements	(264)	(1,344)	-	-	-
Recoveries	377	272	595	322	596
Balance, end of period	$46,350	$41,848	$42,260	$37,234	$37,277

Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	3.30%	3.35%	3.55%	3.00%	2.85%
Ratio of nonperforming assets to total assets	2.68%	2.71%	3.02%	2.71%	2.63%
Annualized ratio of net loan charge-offs to average loans and leases	0.75%	1.84%	1.12%	1.70%	0.84%
Allowance for loan and lease losses as a percent of loans and leases	1.96%	1.80%	1.78%	1.57%	1.58%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	59.21%	53.56%	50.31%	52.32%	55.52%

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarter Ended
	March 31, 2010			March 31, 2009
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$926,161	$9,455	4.14%	$759,985	$8,421	4.49%
Nontaxable(1)	239,587	3,807	6.44%	160,147	2,720	6.89%
Total securities	1,165,748	13,262	4.61%	920,132	11,141	4.91%
Interest bearing deposits	2,848	5	0.71%	634	1	0.64%
Federal funds sold	617	-	-%	785	1	0.52%
Loans and leases:
Commercial and commercial real estate(1)	1,695,161	24,821	5.94%	1,693,796	26,142	6.26%
Residential mortgage	196,770	2,720	5.61%	236,878	3,449	5.90%
Agricultural and agricultural real estate(1)	258,770	3,984	6.24%	256,059	4,092	6.48%
Consumer	231,660	4,974	8.71%	231,328	4,973	8.72%
Direct financing leases, net	2,129	32	6.10%	5,544	68	4.97%
Fees on loans	-	986	-	-	966	-
Less: allowance for loan and lease losses	(43,688)	-	-	(35,600)	-	-
Net loans and leases	2,340,802	37,517	6.50%	2,388,005	39,690	6.74%
Total earning assets	3,510,015	50,784	5.87%	3,309,556	50,833	6.23%
Nonearning Assets	474,779	-		349,648	-
Total Assets	$3,984,794	$50,784		$3,659,204	$50,833
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,549,140	$4,136	1.08%	$1,116,314	$4,524	1.64%
Time, $100,000 and over	324,888	2,070	2.58%	394,948	3,238	3.32%
Other time deposits	683,859	4,554	2.70%	769,443	6,360	3.35%
Short-term borrowings	169,237	234	0.56%	170,826	212	0.50%
Other borrowings	436,037	3,959	3.68%	467,232	4,378	3.80%
Total interest bearing liabilities	3,163,161	14,953	1.92%	2,918,763	18,712	2.60%
Noninterest Bearing Liabilities
Noninterest bearing deposits	466,940			393,615
Accrued interest and other liabilities	36,666			32,858
Total noninterest bearing liabilities	503,606			426,473
Stockholders’ Equity	318,027			313,968
Total Liabilities and Stockholders’ Equity	$3,984,794			$3,959,204
Net interest income(1)		$35,831			$32,121
Net interest spread(1)			3.95%			3.63%
Net interest income to total earning assets(1)			4.14%			3.94%
Interest bearing liabilities to earning assets	90.12%			88.19%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and	As of and	As of and	As of and	As of and
	For the	For the	For the	For the	For the
	Qtr. Ended	Qtr. Ended	Qtr. Ended	Qtr. Ended	Qtr. Ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Total Assets
Dubuque Bank and Trust Company	$1,160,474	$1,249,124	$1,104,217	$1,097,161	$1,107,204
New Mexico Bank & Trust	849,428	868,295	785,146	791,019	762,980
Wisconsin Community Bank	456,510	448,106	433,900	434,362	427,734
Rocky Mountain Bank	454,558	469,723	468,695	470,220	481,577
Galena State Bank & Trust Co.	287,495	291,412	288,501	231,655	228,711
Riverside Community Bank	283,195	283,258	277,639	270,354	254,965
Arizona Bank & Trust	267,453	258,280	268,600	251,562	227,840
First Community Bank	119,962	121,492	121,938	125,069	123,785
Summit Bank & Trust	95,442	97,025	99,724	91,211	78,892
Minnesota Bank & Trust	54,318	49,330	39,283	34,547	30,625
Total Deposits
Dubuque Bank and Trust Company	$806,574	$864,133	$815,553	$798,927	$806,425
New Mexico Bank & Trust	608,030	589,468	563,414	552,650	535,753
Wisconsin Community Bank	355,880	358,994	338,328	330,327	336,670
Rocky Mountain Bank	363,842	376,487	364,570	364,159	375,708
Galena State Bank & Trust Co.	250,621	253,073	244,389	196,035	193,697
Riverside Community Bank	233,440	232,459	226,791	220,097	209,176
Arizona Bank & Trust	230,699	202,730	215,092	198,310	176,393
First Community Bank	98,691	100,328	99,351	99,772	100,441
Summit Bank & Trust	81,414	85,131	89,130	79,991	66,259
Minnesota Bank & Trust	39,912	34,616	24,364	18,477	15,598
Net Income (Loss)
Dubuque Bank and Trust Company	$4,921	$3,751	$3,863	$4,144	$3,787
New Mexico Bank & Trust	2,341	1,640	1,955	1,434	3,257
Wisconsin Community Bank	1,367	770	1,198	1,464	1,011
Rocky Mountain Bank	(596)	(6,399)	(463)	204	724
Galena State Bank & Trust Co.	1,046	663	962	513	905
Riverside Community Bank	640	(55)	283	(326)	502
Arizona Bank & Trust	(2,900)	(5,117)	(1,227)	(1,151)	(2,695)
First Community Bank	399	(225)	101	(209)	316
Summit Bank & Trust	(118)	(490)	(1,366)	(1,169)	(432)
Minnesota Bank & Trust	(123)	(203)	(221)	(225)	(291)
Return on Average Assets
Dubuque Bank and Trust Company	1.66%	1.25%	1.40%	1.50%	1.43%
New Mexico Bank & Trust	1.12	0.79	0.99	0.73	1.72
Wisconsin Community Bank	1.23	0.69	1.09	1.35	0.95
Rocky Mountain Bank	(0.53)	(5.30)	(0.39)	0.17	0.61
Galena State Bank & Trust Co.	1.46	0.90	1.34	0.90	1.64
Riverside Community Bank	0.93	(0.08)	0.41	(0.50)	0.82
Arizona Bank & Trust	(4.62)	(7.60)	(1.86)	(1.88)	(4.94)
First Community Bank	1.35	(0.72)	0.32	(0.67)	1.05
Summit Bank & Trust	(0.50)	(1.94)	(5.62)	(5.59)	(2.23)
Minnesota Bank & Trust	(0.95)	(1.95)	(2.42)	(2.77)	(4.32)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	4.05%	3.98%	3.98%	3.72%	3.59%
New Mexico Bank & Trust	4.18	4.23	4.67	4.38	4.70
Wisconsin Community Bank	3.80	3.91	3.76	4.12	3.65
Rocky Mountain Bank	3.90	3.68	3.80	3.82	4.17
Galena State Bank & Trust Co.	3.48	3.46	3.47	3.59	3.43
Riverside Community Bank	3.95	4.14	3.86	3.38	2.98
Arizona Bank & Trust	3.64	3.58	3.33	3.20	3.88
First Community Bank	3.79	4.24	4.31	3.60	3.53
Summit Bank & Trust	3.29	3.00	2.47	3.17	3.38
Minnesota Bank & Trust	3.24	4.16	3.86	3.94	3.11

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of	As of	As of	As of	As of
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$681,668	$658,274	$653,579	$669,925	$662,047
New Mexico Bank & Trust	509,696	502,497	513,560	499,597	480,147
Wisconsin Community Bank	314,102	274,487	289,558	298,817	295,852
Rocky Mountain Bank	281,079	292,914	302,494	314,523	312,335
Galena State Bank & Trust Co.	131,539	134,104	136,700	130,011	130,791
Riverside Community Bank	157,511	161,280	161,025	159,977	161,304
Arizona Bank & Trust	131,115	138,604	142,387	135,198	138,647
First Community Bank	66,560	72,113	73,722	72,676	74,120
Summit Bank & Trust	58,272	58,108	58,410	60,948	62,157
Minnesota Bank & Trust	24,997	24,472	22,118	19,977	14,796
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$10,395	$10,486	$10,318	$9,478	$9,333
New Mexico Bank & Trust	7,999	7,578	7,641	7,080	6,607
Wisconsin Community Bank	5,328	5,390	5,133	4,386	4,345
Rocky Mountain Bank	7,434	5,897	6,152	5,743	4,938
Galena State Bank & Trust Co.	1,466	1,989	1,897	1,711	1,782
Riverside Community Bank	2,425	2,395	2,475	2,270	2,215
Arizona Bank & Trust	7,056	3,825	4,380	2,520	3,933
First Community Bank	993	1,072	1,122	989	1,023
Summit Bank & Trust	994	926	930	922	1,075
Minnesota Bank & Trust	240	295	276	234	185
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$6,408	$6,102	$7,365	$6,474	$6,180
New Mexico Bank & Trust	13,995	14,069	18,693	10,283	10,094
Wisconsin Community Bank	15,773	14,396	13,276	12,173	13,075
Rocky Mountain Bank	21,558	18,443	17,286	18,570	12,854
Galena State Bank & Trust Co.	1,372	1,545	2,045	2,425	3,040
Riverside Community Bank	5,543	8,104	9,493	8,457	6,105
Arizona Bank & Trust	4,922	5,158	5,689	5,806	5,234
First Community Bank	2,512	2,736	3,866	2,893	4,291
Summit Bank & Trust	5,513	6,719	5,528	3,305	5,460
Minnesota Bank & Trust	-	19	-	-	-
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.52%	1.59%	1.58%	1.41%	1.41%
New Mexico Bank & Trust	1.57	1.51	1.49	1.42	1.38
Wisconsin Community Bank	1.70	1.96	1.77	1.47	1.47
Rocky Mountain Bank	2.64	2.01	2.03	1.83	1.58
Galena State Bank & Trust Co.	1.11	1.48	1.39	1.32	1.36
Riverside Community Bank	1.54	1.48	1.54	1.42	1.37
Arizona Bank & Trust	5.38	2.76	3.08	1.86	2.84
First Community Bank	1.49	1.49	1.52	1.36	1.38
Summit Bank & Trust	1.71	1.59	1.59	1.51	1.73
Minnesota Bank & Trust	0.96	1.21	1.25	1.17	1.25

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